UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2020

CONYERS PARK II ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38990	83-4629508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Vanderbilt Beach Rd., Suite 601 Naples, FL		34108
(Address of principal executive offices)		(Zip Code)

(212) 429-2211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant	CPAAU	The NASDAQ Stock Market LLC
Share of Class A common stock included as part of the units	CPAA	The NASDAQ Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CPAAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Definitive Agreement.

Merger Agreement

On September 7, 2020, Conyers Park II Acquisition Corp. (“CP II”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among CP II, CP II Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CP II (“Merger Sub”), Advantage Solutions Inc., a Delaware corporation (the “Company”) and Karman Topco L.P., a Delaware limited partnership (“TopCo”).

Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly owned subsidiary of CP II (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

Merger Consideration

In accordance with the terms and subject to the conditions of the Merger Agreement, the consideration to be received by TopCo in connection with the Transactions contemplated under the Merger Agreement shall be an aggregate number of 203,750,000 shares of Class A Common Stock of CP II (the “Class A Common Stock”) plus 5,000,000 shares of Class A Common Stock subject to certain vesting and forfeiture conditions as set forth in the Merger Agreement.

Representations and Warranties; Covenants

Certain parties to the Merger Agreement made representations and warranties customary for transactions of this type regarding themselves. The representations and warranties made under the Merger Agreement do not survive the closing of the Transactions. In addition, the parties to the Merger Agreement made covenants that are customary for transactions of this type including, among others, covenants providing for (i) the operation of the parties’ respective businesses prior to consummation of the Transactions, (ii) CP II and the Company’s efforts to satisfy conditions to consummate the Transactions, (iii) CP II and the Company ceasing discussions for alternative transactions and (iv) CP II preparing and filing a proxy statement for the purpose of soliciting proxies from CP II’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement, at a special meeting called therefore.

Conditions to Each Party’s Obligations

Consummation of the Transactions is subject to customary conditions for transactions involving special purpose acquisition companies, including, among others: (i) approval by CP II’s shareholders, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) no order or law enjoining or prohibiting the consummation of the Transactions being in force, (iv) CP II having at least $5,000,001 of net tangible assets as of immediately after the closing of the Transactions, (v) there being no Material Adverse Effect (as defined in the Merger Agreement) on the Company, (vi) the Available Closing Acquiror Cash (as defined in the Merger Agreement) not being less than $1,150,000,000, (vii) the debt financing arranged by the parties having being consummated and (vii) other customary bringdown conditions.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the closing of the Transactions, including:

(i) by mutual written consent of CP II and the Company;

(ii) by either CP II or the Company if a governmental entity shall have issued an order having the effect of permanently enjoining or prohibiting the Merger, which order is final and nonappealable;

(iii) by either CP II or the Company, if the closing of the Transactions has not occurred by March 7, 2021 (the “Termination Date”), unless the breach of any covenants or obligations under the Merger Agreement by the party seeking to terminate shall have primarily caused the failure to consummate the Transactions on or before such date;

(iv) by either CP II or the Company, if CP II’s shareholders do not approve the Merger at a meeting of CP II’s shareholders provided, however, that such termination right will not be available to CP II if CP II is in breach of certain of its obligations under the Merger Agreement and such breach is the primary cause of the failure to obtain the approval of its shareholders;

(v) by CP II, if the Company or TopCo has breached or failed to perform any of its representations, warranties or covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in the failure of the relevant bring down conditions to be satisfied at the closing of the Transactions, subject to certain cure periods and other limitations;

(vi) by the Company, if CP II or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in the failure of the relevant bring down conditions to be satisfied at the closing of the Transactions, subject to certain cure periods and other limitations; and

(vii) by the Company, at any time within five (5) business days following a change in recommendation with respect to the Transactions by CP II’s board of directors.

The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Sponsor Agreement

Concurrent with the execution of the Merger Agreement, Conyers Park II Sponsor LLC, a Delaware limited liability company (“CP II Sponsor”), CP II, the Company and certain CP II Class B Shareholders (the “CP II Class B Holders”) entered into a Sponsor Agreement (the “Sponsor Agreement”), pursuant to which the CP II Class B Holders and CP II Sponsor have, among other matters, (a) agreed to vote in favor of the Merger Agreement and the Transactions and (b) agreed to waive any adjustment to the conversion ratio set forth in CP II’s Certificate of Incorporation and Bylaws, as amended and in effect on the date hereof, with respect to the CP II Class B Common Stock in connection with the Private Placement (defined below).

A copy of the Sponsor Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Sponsor Agreement is qualified in its entirety by reference thereto.

Stockholders Agreement

Concurrent with the execution of the Merger Agreement, CP II entered into a Stockholders Agreement (the “Stockholders Agreement”) with CP II Sponsor, TopCo, CVC ASM Holdco, L.P., a Delaware limited partnership (the “CVC Stockholder”), the entities identified therein under the heading “LGP Stockholders” (collectively, the “LGP Stockholder”) and BC Eagle Holdings, L.P., a Cayman Islands exempted limited partnership (the “Bain Stockholder”), and the other parties named therein. Pursuant to the Stockholders Agreement, the CVC Stockholder has the right to nominate two directors to CP II’s board of directors (the “Board”), the LGP Stockholder has the right to nominate two directors, the Bain Stockholder has the right to nominate one director and CP II Sponsor has the right to nominate three directors. Four additional directors will be independent directors. Other than for CP II Sponsor, the nomination rights of the parties to the Stockholders Agreement are based on the Class A Common Stock held by such parties (as compared to their stockholdings as of immediately subsequent to the consummation of the Merger), and such nomination rights are reduced or eliminated (as further described in the Stockholders Agreement) as such parties reduce their holdings of Class A Common Stock. CP II Sponsor’s nomination rights will expire five (5) years from the closing of the Merger. In addition, the Stockholders Agreement provides that TopCo will have certain consent rights with respect to actions of CP II or its subsidiaries following the closing so long as TopCo continues to hold 50% of the Class A Common Stock it held as of immediately subsequent to the consummation of the Merger. These consent rights including, among others, consent to (i) changes to the size of the board of directors of CP II, (ii) certain amendments to CP II’s organizational documents, (iii) acquisitions, dispositions or borrowings in excess of agreed upon thresholds, (iv) the termination or replacement of CP II’s chief executive officer, (v) the declaration or payment of dividends and (vi) redemptions of Class A Common Stock.

A copy of the Stockholders Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Stockholders Agreement is qualified in its entirety by reference thereto.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, CP II entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Karman Topco L.P., Karman II Coinvest LP, Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC, LGP Associates VI-B LLC, CVC ASM Holdco, LP, JCP ASM Holdco, L.P., Karman Coinvest L.P., Centerview Capital, L.P., Centerview Employees, L.P., BC Eagle Holdings, L.P. and Yonghui Investment Limited, CP II Sponsor and the other holders of Common Series B Units, Vested Common Series C Units and Vested Common Series C-2 Units of Holdings listed on the schedule thereto as Contributing Investors. Pursuant to the Registration Rights Agreement, within 180 days of the closing, CP II shall file and cause to be effective a shelf registration right with respect to the registrable shares thereunder, and certain parties will be entitled to certain registration rights, including, among other things, customary demand and piggy-back rights, subject to customary cut-back provisions. Pursuant to the Registration Rights Agreement, the holders other than CP II Sponsor have agreed not to sell, transfer, pledge or otherwise dispose of shares of Class A Common Stock they receive in connection with the Transactions or otherwise beneficially own as of the closing for 180 days following the closing, and subject to certain exceptions, CP II Sponsor has agreed not to transfer its shares of Class A Common Stock for a period of one (1) year following the closing. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

A copy of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Private Placement

Concurrently with the execution of the Merger Agreement, CP II entered into Subscription Agreements (the “Investor Subscription Agreements”) with certain investors (collectively, the “Investor Private Placement Investors”) pursuant to which, among other things, such investors agreed to subscribe for and purchase and CP II agreed to issue and sell to such investors, 50,000,000 shares of Class A Common Stock (the “Private Placement Shares”), for an aggregate of $500,000,000 (the “Investor Private Placement”) in proceeds.

CP II has also entered into Subscription Agreements (the “Sponsor Subscription Agreements”) with certain current equityholders of TopCo (collectively, the “Sponsor Private Placement Investors” and together with the Investor Private Placement Investors, the “Private Placement Investors”). Pursuant to the Sponsor Subscription Agreements, the Sponsor Private Placement Investors have agreed to subscribe for and purchase 20,000,000 shares of Class A Common Stock for an aggregate of $200,000,000 in proceeds, which such subscription may be increased under certain circumstances, including to cover redemptions by existing CP II stockholders (the “Sponsor Private Placement” and together with the Investor Private Placement, the “Private Placement”).

The closing of the Private Placement is contingent upon, among other things, the substantially concurrent consummation of the Merger and Transactions. In connection with the Private Placement, CP II will grant the Private Placement Investors certain customary registration rights. The Private Placement Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder without any form of general solicitation or general advertising.

The form of Investor Subscription Agreement is attached as Exhibit 10.4 hereto. The form of Sponsor Subscription Agreement is attached as Exhibit 10.5 hereto.

Debt

In connection with the Merger Agreement, Advantage Sales & Marketing Inc. (“ASM”), a wholly-owned subsidiary of the Company, entered into a Debt Commitment Letter (the “Debt Commitment Letter”), dated as of September 7, 2020, with BofA Securities, Inc., Bank of America, N.A., Morgan Stanley Senior Funding, Inc., Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc. (together with such other lenders that become party thereto, the “Debt Commitment Parties”). Pursuant to and subject to the terms of the Debt Commitment Letter, the Debt Commitment Parties have committed to arrange and underwrite senior secured credit facilities in an aggregate amount of up to $2.5 billion, consisting of (i) a senior secured term loan facility in an aggregate principal amount of $2,100 million, and (ii) a senior secured, asset-based revolving credit facility in an aggregate principal amount of $400 million (only a portion of which, if any, is expected to be drawn or used at the closing of the Merger). The Debt Financing will be used to, among other things, (i) repay in full and terminate existing indebtedness of the Company and its subisidiaries and (ii) pay fees, commissions and expenses in connection with the foregoing. The Debt Commitment Letter terminates automatically on the earliest to occur of (i) 10 business days after the termination date in the Merger Agreement, (ii) the date on which ASM notifies the Debt Commitment Parties that the Merger Agreement has terminated in accordance with its terms and (iii) the date of consummation of the Merger with or without the funding or effectiveness of the senior secured credit facilities.

The availability of the Debt Financing is subject to conditions precedent, customary for financings of transactions comparable to the Merger. Pursuant to the Merger Agreement, Conyers and the Company have agreed to use their respective reasonable best efforts to satisfy all such conditions precedent to the initial availability of the Debt Financing and, solely with respect to ASM, to enforce its rights under the Debt Commitment Letter. The Company has also agreed not to permit or consent to any amendment, supplement or modification of the Debt Commitment Letter without the consent of Conyers and ASM.

If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter, Conyers and ASM will use their reasonable best efforts to obtain alternative financing in an aggregate amount not less than the aggregate amount of the Debt Financing pursuant to the Debt Commitment Letter, unless Conyers and ASM mutually agree otherwise, from alternative sources acceptable to Conyers and the Company on terms and conditions that are not less favorable to ASM than those set forth in the Debt Commitment Letter, provided that such alternative financing (i) would not involve any conditions to funding the Debt Financing that are more onerous than the conditions contained in the Debt Commitment Letter immediately prior to such portion of the Debt Financing becoming unavailable, (ii) would not be reasonably expected to prevent, impede or delay the consummation of the Debt Financing or such alternative financing or the transactions contemplated by the Merger Agreement and (iii) the use of such reasonable best efforts will not require or permit ASM to obtain any indebtedness or equity in levels that are different from those contemplated by the Debt Commitment Letter without the consent of Conyers and ASM. The documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described herein, including differences as a result of market conditions. ASM may invite other banks, financial institutions and institutional lenders to participate in the Debt Financing contemplated by the Debt Commitment Letter.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the caption “Private Placement” is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On September 8, 2020, the Company issued a press release announcing the execution of the Merger Agreement and the Transactions. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is an investor presentation that the Company has prepared for use in connection with the Transactions, dated September 2020.

Furnished as Exhibit 99.3 hereto and incorporated into this Item 7.01 by reference is supplemental financial information of the Company prepared for use in connection with the Transactions.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information

CP II intends to file with the SEC a proxy statement relating to the Transactions, which will be mailed to its stockholders once definitive. This press release does not contain all the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. CP II’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and other documents filed in connection with the Transactions, as these materials will contain important information about the Company, CP II and the Transactions. When available, the definitive proxy statement and other relevant materials for the Transactions will be mailed to stockholders of CP II as of a record date to be established for voting on the Transactions. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Conyers Park II Acquisition Corp., 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108.

Participants in the Solicitation

CP II and its directors and executive officers may be deemed participants in the solicitation of proxies from CP II’s stockholders with respect to the transaction. A list of the names of those directors and executive officers and a description of their interests in CP II is contained in its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Conyers Park II Acquisition Corp., 999 Vanderbilt Beach Road, Suite 601, Naples, Florida 34108. Additional information regarding the interests of such participants will be contained in the proxy statement for the Transactions when available.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or CP II’s or the Company’s future financial or operating performance, such as statements regarding the expected benefits of the proposed transaction, the timing and financing of the transaction, and expected future operating results. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by CP II and its management, and the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Transactions; (2) the outcome of any legal proceedings that may be instituted against CP II, the combined company or others following the announcement of the Transactions and any definitive agreements with respect thereto; (3) the inability to complete the Transactions due to the failure to obtain approval of the stockholders of CP II, to obtain financing to complete the Transactions or to satisfy other conditions to closing; (4) changes to the proposed structure of the Transactions that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Transactions; (5) the ability to meet stock exchange listing standards following the consummation of the Transactions; (6) the risk that the Transactions disrupt current plans and operations of the Company as a result of the announcement and consummation of the Transactions; (7) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Transactions; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in CP II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission (the “SEC”).

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of September 7, 2020, by and among Conyers Park II Acquisition Corp., CP II Merger Sub, Inc., Advantage Solutions Inc., and Karman TopCo L.P.

10.1	Sponsor Agreement, dated as of September 7, 2020 by and between Conyers Park II Sponsor LLC, the other holders of Acquiror Class B Common Stock set forth therein, Conyers Park II Acquisition Corp., and Advantage Solutions Inc.

10.2	Stockholders Agreement, dated as of September 7, 2020 by and between Conyers Park II Acquisition Corp., Karman Topco L.P., CVC ASM Holdco, L.P., the entities identified on the signature pages thereto under the heading “LGP Stockholders”, BC Eagle Holdings, L.P., and Conyers Park II Sponsor LLC.

10.3	Registration Rights Agreement, dated as of September 7, 2020 by and between Karman Topco L.P., Karman II Coinvest LP, Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC, LGP Associates VI-B LLC, CVC ASM Holdco, LP, JCP ASM Holdco, L.P., Karman Coinvest L.P., Centerview Capital, L.P., Centerview Employees, L.P., BC Eagle Holdings, L.P. and Yonghui Investment Limited, Conyers Park II Sponsor LLC and the other holders of Common Series B Units, Vested Common Series C Units and Vested Common Series C-2 Units of Holdings listed on the schedule thereto as Contributing Investors.

10.4	Form of Investor Subscription Agreement.

10.5	Form of Sponsor Subscription Agreement.

99.1	Press Release, dated September 8, 2020.

99.2	Investor Presentation, dated September 2020.

99.3	Supplemental Financial Information of Advantage Solutions Inc.

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conyers Park II Acquisition Corp.

Date: September 8, 2020	By:	/s/ Brian K. Ratzan
Name: Brian K. Ratzan
Title: Chief Financial Officer